Exhibit 99.1

Simple Health & Beauty Group Limited

Consolidated Financial Statements

As of and for the Year Ended December 31, 2008

Report of Independent Auditors

To the Board of Directors and Shareholders of Simple Health & Beauty Group Limited:

We have audited the accompanying consolidated balance sheet of Simple Health & Beauty Group Limited and its subsidiaries as of December 31, 2008, and the related consolidated profit and loss account and consolidated cash flow statement for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, Simple Health & Beauty Group Limited has not presented comparative figures for the prior year because such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X. In our opinion, disclosure of comparative figures is required by United Kingdom Generally Accepted Accounting Practice.

In our opinion, except for the matters described in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Simple Health & Beauty Group Limited and its subsidiaries at December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with United Kingdom Generally Accepted Accounting Practice.

/s/ PricewaterhouseCoopers LLP

Birmingham
United Kingdom March 3, 2010

Simple Health & Beauty Group Limited

Consolidated Profit and Loss Account

for the Year Ended December 31, 2008

	Notes	2008 £’000
Turnover	2	61,381
Cost of sales		(22,632)

Gross profit		38,749
Selling and distribution costs		(13,302)
Administrative expenses		(12,585)
Operating profit before goodwill amortisation and operating exceptional items		19,090
Goodwill amortisation	10	(4,211)
Exceptional administrative expenses	6	(2,017)
Operating profit	3	12,862
Profit on disposal of discontinued operations	6/7	318

Profit before interest and taxation		13,180
Interest receivable and similar income	8	364
Interest payable and similar charges	8	(23,233)

Loss on ordinary activities before taxation		(9,689)
Tax charge on loss on ordinary activities	9	(644)

Loss for the financial year	19/20	(10,333)

The operating profit for the year is derived entirely from the continuing operations of the Group.

There are no recognised gains and losses other than the loss for the year stated above, and therefore no separate statement of total recognised gains and losses has been presented.

There is no difference between the loss on ordinary activities before taxation and the loss for the year stated above and their historical cost equivalents.

The accompanying notes form part of these financial statements.

Simple Health & Beauty Group Limited

Consolidated Balance Sheet

as of December 31, 2008

	Notes	2008 £’000
Fixed assets
Intangible assets	10	65,397
Tangible assets	11	148

		65,545

Current assets
Stocks	12	3,240
Debtors due within one year	13	15,511
Debtors due after more than one year	14	3,045
Cash at bank and in hand		9,842

		31,638
Creditors: amounts falling due within one year	15	(14,200)

Net current assets		17,438

Total assets less current liabilities		82,983
Creditors: amounts falling due after more than one year	16	(192,110)

Net liabilities		(109,127)

Capital and reserves
Called up share capital	17	10
Share premium account	18	1,084
Profit and loss deficit	19	(110,221)

Total shareholders’ deficit	20	(109,127)

The accompanying notes form part of these financial statements.

The financial statements on pages 3 to 24 were approved by the Board of Directors on March 3, 2010 and signed on its behalf by:

/s/ P. Hatherly
P. Hatherly
Director

Simple Health & Beauty Group Limited

Consolidated Cash Flow Statement

for the Year Ended December 31, 2008

	Notes	2008 £’000
Net cash inflow from operating activities	22	14,519
Net cash outflow from returns on investments and servicing of finance	23	(8,300)
Taxation		(3)
Capital expenditure and financial investment
Purchase of tangible fixed assets		(21)
Proceeds from disposal of tangible fixed assets		3
Purchase of intangible fixed assets		(121)
Proceeds from disposal of subsidiary undertakings	6/7	318

Net cash inflow before financing		6,395
Net cash outflow from financing – repayment of bank loans		(1,718)

Increase in cash in the year		4,677

Reconciliation of net cash flow to movement in net borrowings
Increase in cash in the year		4,677
Movement in borrowings and non-cash movements		(12,167)

Movement in net borrowings	24	(7,490)

This statement should be read in conjunction with the reconciliations in notes 22 to 24.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

1	Accounting policies

The financial statements have been prepared on a going concern basis under the historical cost convention, with accounting policies and applicable accounting standards in the United Kingdom. The financial information included herein does not constitute statutory accounts within the meaning of section 434 of the Companies Act 2006 or section 240 of the Companies Act 1985.

Presentation of financial information

Simple Health & Beauty Group Limited (the “Company”) has prepared these non-statutory consolidated financial statements for the year ended December 31, 2008 for inclusion in a Form 8-K to be filed by Alberto-Culver Company with the Securities and Exchange Commission in the United States. The consolidated financial statements have been prepared in accordance with United Kingdom Generally Accepted Accounting Practice, with the exception that prior year comparatives have not been presented as required by Financial Reporting Standard No. 28, “Corresponding Amounts”. Such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X.

Basis of consolidation

The consolidated financial statements include the results and net assets of the Company and all its subsidiary undertakings (together, the “Group”) made up to the end of the financial year. The Company and all of its subsidiary undertakings are domiciled in the United Kingdom.

The principal activity of the Company is to act as a holding company for the Group whose principal activity is the sale of health and beauty products. In preparing the consolidated financial statements intra Group transactions have been eliminated. On March 27, 2009 the Company changed its name from Accantia Group Limited to Simple Health & Beauty Group Limited.

The results of businesses acquired or sold are accounted for from the relevant date of acquisition or disposal.

On the basis that the Group has de facto control over Duchessdrive Employees’ Share Ownership Plan Trust (the ‘Trust’) the Group recognises the assets and liabilities of the Trust in its own financial statements. Shares held by the Trust are recorded at cost as a deduction in arriving at shareholders’ funds.

Intangible fixed assets

Goodwill arising on acquisition, being the difference between the fair value of the purchase consideration and the fair value of the assets acquired, has been capitalised in the financial statements and is being amortised on a straight-line basis over its estimated remaining useful life of up to 20 years.

Goodwill is denominated in the functional currency of the business to which it relates.

Acquired trademarks are capitalised and amortised on a straight-line basis over their estimated remaining useful life of up to 20 years.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

Fixed assets

Fixed assets are recorded at cost to the Group net of depreciation.

Depreciation is charged on the following basis:

•	Leasehold improvements are depreciated on a straight-line basis over the shorter of the estimated useful life or the related lease term.

•

Plant, equipment and vehicles are depreciated on a straight-line basis over lives ranging between three and twenty years by equal annual instalments to write down the assets to their estimated disposal value at the end of their working lives.

Leases

Rentals under operating leases are charged to profit before taxation as incurred. Lease incentives are amortised over the period until the first rent review.

Stocks

Raw materials and finished goods are valued at the lower of cost and net realisable value. Provision is made for slow moving and obsolete stocks.

Borrowing

All financial instruments with a cost to the Group, with the exception of share capital, have been included in borrowings. Borrowings are shown net of the associated finance costs, which are amortised to the profit and loss account over what the Directors consider to be the effective life of the borrowings.

Deferred taxation

Deferred tax is recognised on accelerated capital allowances and short-term timing differences that have originated but not reversed by the balance sheet date and is calculated at the average tax rates expected to apply in the year in which the timing differences are expected to reverse. Deferred tax assets and liabilities are not discounted. Deferred tax assets are recognised where future taxable profits are expected to arise against which they will be offset.

Research and development

Revenue expenditure on research and development is written off as incurred.

Pensions

A defined contribution group pension plan is in place for employees. The amount charged to the profit and loss account represents the contributions payable in respect of the accounting period.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

Turnover

Turnover, which excludes value added tax and intra-group sales, represents the invoiced value of goods and services supplied to customers net of product related promotional expenditure related to those sales.

Turnover is recognised when the risks and rewards of ownership transfer to a third party, primarily when the customer accepts delivery of the goods.

Advertising and promotion costs

Media and associated costs (including origination, pre-production and design costs) are expensed in the year in which the relevant advertising is or is intended to be first used. Promotional costs that are directly attributable to volumes of sales are netted off against sales. Sponsorship arrangements are amortised over the life of the contract. Costs incurred associated with new products or product relaunches are held in prepayments until the launch occurs when they are expensed in full. All other marketing, research or related costs are expensed as incurred.

Foreign currency translation

All monetary assets and liabilities are translated into sterling at the rate ruling at the year-end except in those instances where forward cover has been arranged, in which case this forward rate is used.

Foreign currency transactions during the year are translated into sterling at the rate of exchange ruling on the date of the transaction. Any exchange differences are dealt with through the profit and loss account.

2	Segmental analysis

All turnover originates in the United Kingdom and relates to the one principal activity of the Group. An analysis of turnover by geographical market is given below:

2008 £’000
By geographical destination:
United Kingdom	54,039
Continental Europe	5,373
Asia and Australasia	1,969

61,381

No further geographic segmental information is disclosed, as it is the opinion of the directors that such disclosure would be seriously prejudicial to the interests of the Group.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

3	Operating profit

Operating profit is stated after charging:

2008 £’000
Depreciation - owned assets	165
Amortisation of goodwill and trademarks	4,350
Research and development expenditure	418
Hire of plant and machinery	73
Other operating leases - land and buildings	353
Auditors’ remuneration for audit services	45

The following payments were made to the Group’s auditors for non-audit services:

2008 £’000
Other services relating to taxation	196

4	Employees

2008 £’000
Staff costs (including directors):
Wages and salaries	3,649
Social security costs	349
Other pension costs	186

4,184

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

The average monthly number of employees during the year was as follows:

2008 Number
Marketing, selling and distribution	23
Administration	32

55

5	Directors’ emoluments

2008 £’000
Emoluments (excluding pension contributions)	1,357
Sums paid to a management company of the shareholders’ representatives for directors’ services	30
Company contributions to money purchase pension scheme	55

Emoluments (including pension contributions)	1,442

2008 Number
Members of money purchase pension scheme during the year	4

The amounts in respect of the highest paid director are as follows:

2008 £’000
Emoluments (excluding pension contributions)	444
Company contributions to money purchase pension scheme	18

Emoluments (including pension contributions)	462

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

6	Exceptional items

The Group incurred a number of exceptional items during the year, which are analysed below:

	Note	2008 £’000
Reorganisation	(a)	241
Spa closure	(b)	710
Research into new markets	(c)	534
Legal fees	(d)	532

Total exceptional administrative expenses		2,017

Profit on disposal of discontinued operations (note 7)		(318)

The exceptional administrative expenses gave rise to a tax credit of £330,000.

(a)	Reorganisation

Professional fees relating to the simplification of the Group’s corporate structure.

(b)	Spa closure

These are the costs incurred in closing the Spa business, including a loss on disposal of tangible fixed assets amounting to £242,000.

(c)	Research into new markets

One-off external market research costs into new market segment.

(d)	Legal fees

In April 2008, the UK Office of Fair Trading (the “OFT”) notified the Group of an enquiry into potential co-ordinations of retail prices in sectors of the grocery market. In November 2009, the OFT informed the Group that, while its investigation of certain other companies continues, it has now closed its investigation of the Group. In connection with this matter, the Group incurred the legal fees identified above.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

7	Profit on disposal of discontinued operations

On December 20, 2006, the Group disposed of two wholly-owned subsidiaries, Accantia Personal Hygiene Limited and Accantia (South Africa) (Pty) Limited.

In 2008, as a result of funds released from escrow accounts, additional consideration of £364,000 was received. In addition costs of £46,000 related to the disposal were incurred.

2008 £’000
Amount received from tax escrow fund – additional proceeds	364
Additional costs of disposal incurred	(46)

Profit on disposal	318

At December 31, 2008, no amounts remain in escrow.

8	Net interest payable and similar charges

2008 £’000
Interest payable and similar charges
Bank loans and overdrafts	(10,118)
Interest accrual on loan notes and PIK loan	(12,551)
Amortisation of debt issue costs	(564)

Total interest payable	(23,233)
Bank interest receivable and similar income	364

Net interest	(22,869)

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

9	Taxation charge on loss on ordinary activities

a) Analysis of charge in the year

2008 £’000
Current tax
UK corporation tax on loss of the year	—
Adjustments in respect of prior year	—

Total current tax for the year (note 9b)	—

Deferred taxation
Current year deferred tax movement	796
Adjustments in respect of prior year	(152)

Total deferred tax (note 9c)	644

Tax charge on loss on ordinary activities	644

b) Factors affecting the current tax charge for the year

The tax assessed for the year is higher than the standard rate of corporation tax in the UK. The differences are explained below:

2008 £’000
Loss on ordinary activities before taxation	(9,689)

Loss on ordinary activities multiplied by the average standard rate of corporation tax in the UK of 28.5%	(2,761)
Effects of:
Expenditure not deductible for tax purposes	3,939
Other income not taxable	(104)
Utilisation of tax losses	(1,004)
Capital allowance in excess of depreciation	(295)
Other timing differences for the year	225

Current tax for the year (note 9a)	—

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

Due to the Finance Act 2007, the standard rate of taxation reduced from 30% to 28% with effect from April 2008. This means the effective tax rate for the year is 28.5%.

c) Deferred taxation

The deferred tax balance comprises:

2008 £’000
Fixed asset timing differences	173
Short term timing differences	2,012
Losses	860

Deferred tax asset (note 14)	3,045

Movements in the net deferred tax balance were as follows:
Balance at January 1, 2008	3,689
Charge for the year (note 9a)	(796)
Credit for the prior year (note 9a)	152

Balance at December 31, 2008	3,045

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

10	Intangible assets

	Goodwill £’000	Trademarks £’000	Total £’000
Cost
At January 1, 2008	85,007	2,589	87,596
Additions	—	121	121

At December 31, 2008	85,007	2,710	87,717

Amortisation
At January 1, 2008	(16,855)	(1,115)	(17,970)
Charge for the year	(4,211)	(139)	(4,350)

At December 31, 2008	(21,066)	(1,254)	(22,320)

Net book amount at December 31, 2008	63,941	1,456	65,397

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

11	Tangible assets

	Leasehold improvements £’000	Plant equipment and vehicles £’000	Total £’000
Cost
At January 1, 2008	298	1,135	1,433
Additions	—	21	21
Disposals	(298)	(88)	(386)

At December 31, 2008	—	1,068	1,068

Depreciation
At January 1, 2008	(79)	(817)	(896)
Charge for the year	(24)	(141)	(165)
Disposals	103	38	141

At December 31, 2008	—	(920)	(920)

Net book amount at December 31, 2008	—	148	148

12	Stocks

2008 £’000
Raw materials and consumables	53
Finished goods and goods for resale	3,187

3,240

In the opinion of the directors, the difference between the purchase price of stocks and their replacement cost is not material.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

13	Debtors: amounts falling due within one year

2008
£’000
Trade debtors	14,496
Other debtors	49
Prepayments and accrued income	966

15,511

14	Debtors: amounts falling due after one year

2008 £’000
Deferred tax	3,045

Deferred tax asset is analysed as follows:

	Amount recognised 2008 £’000	Amount not recognised 2008 £’000
Fixed asset timing differences	173	—
Short term timing differences	2,012	—
Losses	860	2,318
Deferred capital gain	—	(404)

	3,045	1,914

The movements in the year are explained in note 9.

The directors consider the utilisation of certain deferred tax assets to be remote and have therefore decided they should not be recognised in the financial statements.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

15	Creditors: amounts falling due within one year

2008 £’000
Bank loans and overdrafts (note 16)	4,750
Unamortised issue costs	(564)
Trade creditors	3,562
Taxation and social security	766
Other creditors	4,786
Accruals and deferred income	900

14,200

16	Creditors: amounts falling due after more than one year

2008 £’000
Bank loans	101,617
PIK loan	25,444
Unsecured loan notes	66,888
Unamortised issue costs	(1,839)

192,110

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

The maturity analysis of the Group’s bank and other borrowings is as follows:

2008 £’000
Within one year	4,750
Between 1 and 2 years	4,000
Between 2 and 5 years	10,250
Over 5 years	179,699

198,699
Unamortised issue costs	(2,403)

196,296

Loan notes

Under an instrument dated January 22, 2004, the Group issued £50,000,000 fixed rate subordinated unsecured loan notes 2014. They are redeemable at a value to give the holder a 14% per annum return for the period from issue to redemption.

PIK loan

Under an instrument dated June 11, 2007, the Group was provided with a PIK term loan facility of £20,000,000 by European Capital S.A. SICAR. The loan facility is due for repayment on or before November 17, 2017. Interest is payable at 10.5% plus LIBOR rolling up on a six monthly basis. A share pledge has been issued as security by a subsidiary company.

Bank loans

On March 29, 2007, the Group refinanced its loan and mezzanine borrowings with its existing bankers.

The loan agreement entered into on March 29, 2007 provides the Group with a term loan of £28 million repayable in instalments and maturing in 2013, a term loan of £30 million repayable in instalments and maturing in 2014, a term loan of £30 million repayable in instalments and maturing in 2015, a term loan of £10 million repayable in instalments and maturing in 2016 and a revolving facility of £5 million until 2013.

All facilities bear an interest rate of LIBOR plus a margin that ranges from 2.00% to 4.50%. The Group also pays a 0.75% facility fee in respect of the unused portion of the revolving facility. The revolving facility is available to finance working capital requirements and for general corporate purposes. Whilst no amounts have been drawn down on the revolving facility, £130,000 has been allocated to the UK tax authorities (HM Revenue & Customs) and credit card guarantees.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

The Mezzanine agreement entered into on March 29, 2007 provides the Group with a term loan facility of £17 million maturing in 2016. The Mezzanine facility bears interest at LIBOR plus 8.25% of which 4.25% is rolled-up and added to the principal.

The loan and Mezzanine agreements require the Group to comply with certain financial and non-financial covenants. The financial covenants include limitations on capital expenditure and require the maintenance of certain minimum ratios of earnings before interest, taxes, depreciation and amortisation to interest payable, plus debt servicing cashflows to operating cash.

The loans are secured by a first fixed and floating charge over the Group’s total assets.

17	Called up share capital

		Allotted, called up and fully paid
	Authorised Number	Number	£’000
Ordinary ‘A’ shares of 1p each	125,000	125,000	1
Ordinary ‘B’ shares of 1p	961,957	875,000	9
Deferred shares of 1p	72,197	—	—

	1,159,154	1,000,000	10

The ordinary ‘B’ shares rank pari passu with the ordinary ‘A’ shares with the exception that upon a winding up or other analogous event the ordinary ‘B’ shares take priority to the ordinary ‘A’ shares.

At December 31, 2008, there were 86,957 warrants held over ‘B’ shares at a subscription price of 1p which were exercisable on various exit events, including a sale of the Company.

18	Share premium account

2008 £’000
Balance at January 1, 2008 and December 31, 2008	1,084

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

19	Profit and loss deficit

2008 £’000
Balance at January 1, 2008	(99,888)
Loss for the financial year	(10,333)

Balance at December 31, 2008	(110,221)

20	Reconciliation of movement in total shareholders’ deficit

2008
£’000
Loss for the year	(10,333)

Net change in total shareholders’ deficit	(10,333)
Opening total shareholders’ deficit	(98,794)

Closing total shareholders’ deficit	(109,127)

21	Financial commitments

Capital expenditure contracted but not provided for in these financial statements amounted to £nil.

The annual commitment under operating leases for the Group as of December 31, 2008 is set out below:

	Land and buildings £’000	Other £’000	Total £’000
Operating leases which expire:
Within one year	—	18	18
After one and before five years	419	36	455

	419	54	473

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

22	Reconciliation of operating profit to net cash inflow from operating activities

2008 £’000
Operating profit for the year	12,862
Amortisation of goodwill	4,211
Amortisation of trademarks	139
Loss on disposal of tangible fixed assets (note 6b)	242
Depreciation of tangible fixed assets	165
Increase in stocks	(644)
Increase in debtors	(3,336)
Increase in creditors	880

Net cash inflow from operating activities	14,519

The cash effect of operating exceptional items is £1,732,000.

23	Returns on investments and servicing of finance

2008 £’000
Interest payable (net)	(22,869)
Movement in prepayments and accruals	684
Interest rolled up in mezzanine debt	762
Interest rolled up on loan notes and PIK loan	12,559
Amortisation of arrangement fees	564

Net interest paid	(8,300)

Interest received	402
Interest paid	(8,702)

Net cash outflow from returns on investments and servicing of finance	(8,300)

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

24	Analysis of movement in net borrowings

	At January 1, 2008 £’000	Cash flow £’000	Other non-cash movements £’000	At December 31, 2008 £’000
Cash at bank and in hand	5,165	4,677	—	9,842
Arrangement fees	2,967	—	(564)	2,403
Borrowings not repayable on demand	(79,772)	—	(12,559)	(92,331)

	(71,640)	4,677	(13,123)	(80,086)
Other borrowings	(107,324)	1,718	(762)	(106,368)

Total net borrowings	(178,964)	6,395	(13,885)	(186,454)

Other non-cash movements include interest rolled up on the PIK loan, mezzanine debt and unsecured loan notes (see note 23).

25	Group pension plan

A new defined contribution pension plan opened with effect from January 1, 2007. Contributions charged to the profit and loss account for the year relating to this scheme were £186,000 and at December 31, 2008 there were no accrued or prepaid contributions.

26	Related party transactions

During the year payments were made to Duke Street V Limited for monitoring services in the amount of £35,000.

At December 31, 2008 loan notes payable to Duke Street V Limited and related parties, including rolled up interest, amounted to £62,934,000. Loan notes payable to directors of Simple Health & Beauty Group Limited amounted to £2,938,000.

During the year accrued interest on loan notes with Duke Street V Limited and related parties amounted to £8,241,000. Interest on loan notes also accrued to directors of Simple Health & Beauty Group Limited amounting to £385,000.

In 2005 and 2007, loans totaling £106,000 were made to two directors which become repayable if they leave the Group’s employment or on a sale or listing of the Company.

Simple Health & Beauty Group Limited

Notes to the Consolidated Financial Statements

for the Year Ended December 31, 2008

27	Ultimate controlling party

At December 31, 2008, the directors deemed that the ultimate controlling undertaking to be Duke Street V Limited as general partner of the Duke Street V Fund.

28	Subsequent events

On December 13, 2009, the shareholders of the Group entered into a binding agreement to dispose of the Group’s entire issued share capital to Alberto-Culver UK Products Limited (“AC UK Products”).

On December 18, 2009, the transaction completed and all of the Group’s shareholder and external bank debt was retired following the injection of cash from AC UK Products. In addition, the warrants over the ‘B’ shares were cash cancelled for £4.0 million.

On December 29, 2009, AC UK Products subscribed for 4,357,607 ordinary shares in the Company for an aggregate consideration of £199.3 million. This consideration was satisfied by AC UK Products transferring to the Company the benefit of:

•	The outstanding £23.0 million of fixed rate subordinated investor loan notes 2014 plus accrued interest;

•	The outstanding £1.4 million fixed rate subordinated management loan notes 2014 plus accrued interest;

•

The £119.3 million outstanding on the intra-group loan (plus accrued interest) entered into between AC UK Products and Accantia Group Holdings Limited on December 18, 2009 as a result of the retirement of external bank debt; and

•	The balance being offset against the amount of intra-group loan (plus accrued interest) entered into between AC UK Products and the Company on December 18, 2009.